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                                                                 EXHIBIT 99.k

                 FIRST AMENDMENT TO GENERAL SECURITY AGREEMENT

         THIS FIRST AMENDMENT TO GENERAL SECURITY AGREEMENT (this "Amendment") is made as of August 27, 1993, by and between WILLIAM F. FARLEY (the "Debtor") and NATIONSBANK OF FLORIDA, N.A., a national banking corporation (the "Secured Party").

                                   RECITALS:

         A. As of December 18, 1992, the Secured Party made a loan to the Debtor in the original principal amount of $26,000,000.00 (the "Loan").

         B. Among other things, the Loan is secured pursuant to that certain General Security Agreement, entered into as of December 18, 1992, between the Debtor and the Secured Party (the "Security Agreement").

         C. The parties wish to amend the Security Agreement in certain respects, as set forth herein.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1. Recitals. The foregoing recitals are true and correct and are hereby incorporated by this reference.

         2. Modification of Security Agreement. Section 5(a) of the Security Agreement is hereby modified by adding the following sentence at the end thereof:

                 "Notwithstanding anything to the contrary contained herein, if at any time the Ratio should fall to forty-five percent (45%) or less, then, and in that event, within ten (10) days after written request of the Debtor to the Secured Party, the Secured
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                 Party shall release such of the Collateral as it shall
                 determine in order to cause the Ratio to rise to fifty percent (50%)."

         3. Confirmation of Security Agreement. Except as expressly modified by this Amendment, the Security Agreement is hereby confirmed as being in full force and effect and unmodified.

         IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.


                                        W. Farley
---------------------------------       ----------------------------------
                                        WILLIAM F. FARLEY
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                                        NATIONSBANK OF FLORIDA, N.A., a
                                        national banking corporation

                                        By:      Keith Costello
---------------------------------          -------------------------------
                                        Name:    KEITH COSTELLO
---------------------------------            -----------------------------
                                        Title:   AVP
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